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                                                                    Exhibit 99.1

(DELOITTE LOGO)


                                                          DELOITTE & TOUCHE LLP
                                                          Suite 2300
                                                          333 Clay Street
                                                          Houston, TX 77002-4196
                                                          USA

                                                          TEL: +1 713 982 2000
                                                          FAX: +1 713 982 2001
                                                          www.deloitte.com

INDEPENDENT AUDITORS' REPORT

Partners of Litton Loan Servicing LP

We have examined management's assertion about Litton Loan Servicing LP'S (the "Company") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers as of and for the year ended December 31,2003, included in the accompanying management assertion. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2003 is fairly stated, in all material respects.



/s/ DELOITTE & TOUCHE LLP
February 20,2004